UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2009

NBTY, INC.

 (Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31788	11-2228617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York		11779
(Address of Principal Executive Offices)		(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 8, 2009, the Compensation Committee of the Board of Directors of NBTY, Inc. (the “Committee”) determined that each of Mr. Scott Rudolph and Mr. Harvey Kamil shall receive the bonus set forth next to his name in the following table for the fiscal year ended September 30, 2008.   Each of such officer’s total compensation for the 2008 fiscal year, recalculated to take into account this bonus determination but otherwise using the information presented in NBTY, Inc.’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 14, 2009 (the “Proxy Statement”), is reflected below.

Executive Officer		2008 Bonus	2008 Total Compensation

1.	Scott Rudolph	$462,500	$1,870,130
	Chairman and CEO

2.	Harvey Kamil	$300,000	$1,163,864
	President and CFO

The Committee has not made any determination relating to bonuses for the fiscal year ended September 30, 2008 for the other executive officers of NBTY, Inc. for whom compensation disclosure was made in the Proxy Statement.

Also on April 8, 2009, the Committee approved the grant of options to purchase 138,000 shares of common stock to Mr. Rudolph and the grant of options to purchase 123,000 shares of common stock to Mr. Kamil.  Each option has an exercise price of $15.98 per share, the closing market price of the common stock on April 8, 2009.  The options have a four year vesting schedule.  One half of the options will vest on the first anniversary of the grant date, with the remainder vesting in one third increments on each of the following three anniversaries.  The options expire on April 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2009
NBTY, INC.

By:

/s/ Harvey Kamil

Harvey Kamil
President and Chief Financial Officer